CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our reports dated February 8, 1999 with respect to the financial statements of Jefferson Pilot Financial Insurance Company and subsidiaries and April 9, 1999 with respect to the financial statements of JPF Separate Account C in Post-Effective Amendment No. 4 to the Registration Statement (Form S-6 No. 333-01781) and related Prospectus for the registration of units of interest in the JPF Separate Account C under survivorship flexible premium variable life insurance policies offered by Jefferson Pilot Financial Insurance Company.



                                                    /s/ ERNST & YOUNG LLP



Greensboro, North Carolina
April 21, 1999